Exhibit 10.12
Executed Version

EXCHANGE AGREEMENT

This letter agreement (“Agreement”) sets forth the terms and conditions upon which Bill Barrett Corporation, a Delaware corporation (the “Company”), will issue the number of shares (the “Shares”) of Company’s Common Stock, par value $0.001 per share (“Common Stock”), indicated on the signature page hereof to each holder indicated on the signature page hereof (each, a “Holder”), in exchange for the aggregate principal amount of the Company’s debt securities, including all related guarantees (the “Exchanged Notes”) identified on the signature page hereof.

The Company intends to commence consent solicitations on or about December 7, 2017 pursuant to which it will solicit consents from each registered holder of the Company’s 7% Senior Notes due 2022 and 8.75% Senior Notes due 2025, to, among other things, amend the defined term “Change of Control” in each of the indentures relating to such notes to provide that the Company’s planned transaction with Fifth Creek Energy, LLC and transactions relating thereto will not constitute a Change of Control thereunder and, to the extent such consent solicitations are successful, to enter into supplemental indentures to give effect to such amendments (the “Supplemental Indentures”).

SECTION 1. Exchange. On the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, each Holder agrees to exchange the Exchange Notes with the Company in consideration of and in exchange for the transfer by the Company to such Holder of the Shares. The closing date for the exchange (the “Closing Date”) shall occur two business days following the date on which (x) each of the Supplemental Indentures are executed and effective, (y) each of the conditions to closing set forth in Section 2 below are satisfied, and (z) the New York Stock Exchange has approved the listing of the Shares. Effective as of the Closing Date, each Holder shall deliver the Exchanged Notes on behalf of the Company to Deutsche Bank Trust Company Americas (“Trustee”) by means of the book-entry transfer procedures of The Depositary Trust Company, as depositary for the Notes, or by other due and proper agreements or instruments of transfer reasonably acceptable to the Company and its legal counsel. No adjustment shall be made or Shares issued for interest accrued on any Exchanged Note. Effective as of the Closing Date, the Company shall cause (i) the transfer agent for the Common Stock to issue and deliver the Shares through the facilities of The Depository Trust Company to the account of each Holder set forth on the signature page hereof and (ii) cash representing all accrued but unpaid interest in respect of the Exchanged Notes up to but not including the Closing Date by wire transfer of immediately available funds in accordance with wire instructions delivered in writing to the Company by each Holder prior to the Closing Date.

SECTION 2. Conditions to Closing. The obligations of the Company and each Holder hereunder to consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions:

(a)Each of the representations and warranties of the Company and each Holder contained in Section 4 and Sections 3 and 5, respectively, of this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(b)Each of the Company and each Holder shall in all material respects have performed, satisfied and complied with all of its respective covenants, agreements and conditions contained in this Agreement that are required to be performed, satisfied or complied with by it on or before the Closing Date.

SECTION 3. Representations And Warranties Of Holder. Each Holder, severally and not jointly, represents and warrants to the Company, as of the date hereof and as of the date of delivery of the Exchanged Notes that:

(a)Such Holder is duly organized, validly existing and in good standing in its jurisdiction of organization and the execution, delivery and performance by such Holder of this Agreement, and the consummation of the transactions contemplated hereby, are within the powers of such Holder and have been or will have been duly authorized by all necessary action on the part of such Holder, and this Agreement constitutes a valid and binding agreement of such Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)The execution, delivery and performance by such Holder of this Agreement and the consummation of the transactions contemplated hereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official on the part of Holder.

(c)The execution, delivery and performance by such Holder and the Company of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not (i) violate the certificate of incorporation (or similar constituent document) or bylaws of such Holder, (ii) violate any material agreement to which such Holder is a party or by which such Holder or any of its property or assets is bound, or (iii) violate any material law, rule, regulation, judgment, injunction, order or decree applicable to such Holder.

(d)Such Holder has good and valid title to the Exchanged Notes and owns and holds the entire legal and beneficial right, title, and interest in and to the Exchanged Notes (including, without limitation, accrued and unpaid interest thereon), free and clear of any liens, claims or encumbrances (other than those arising as a result of this Agreement) and the Exchanged Notes are not subject to any contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the disposition of the Exchanged Notes; good and valid title to the Exchanged Notes (including, without limitation, accrued and unpaid interest thereon) will pass to the Company upon consummation of the transaction contemplated hereby and all claims of such Holder relating to the Exchanged Notes, including any accrued and unpaid interest thereon, shall be released.

(e)Such Holder has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. Such Holder acknowledges that it understands the risks inherent in an investment in the Shares and that it has the financial ability to bear the economic risk of, and to afford the entire loss of, its investment in the Shares.

(f)Such Holder has made its own independent inquiry as to the legal, tax and accounting aspects of the transactions contemplated by this Agreement, and such Holder has not relied on the Company, the Company's legal counsel or the Company's accounting or financial advisors for legal, tax or accounting advice in connection with the transactions contemplated by this Agreement. Such Holder has had such opportunity as it has deemed adequate to obtain from Company such information as is necessary to permit such Holder to evaluate the merits and risks of the transactions contemplated hereby.

(g)Such Holder acknowledges that (i) it has reviewed Company's filings with the Securities and Exchange Commission (the “SEC”).

(h)Such Holder acknowledges that Company is in possession of nonpublic information (the "Non-Public Information"). The Non-Public Information may (or may not) be considered material by such Holder with respect to the exchange of its Exchanged Notes for the Shares. Such Holder has determined that it is in such Holder's best interests to effectuate and close the exchange of Exchanged Notes for the Shares without the Company's disclosure to such Holder, and without such Holder's knowledge of, the Non-Public Information. Such Holder has actual knowledge that it may presently have and may have at or after the time of the Closing Date, claims against the Company and the Company's directors, officers, employees, agents, attorneys, representatives, affiliates, predecessors, successors and assigns, arising from the Company's nondisclosure of the Non-Public Information in connection with the transactions contemplated by this Agreement. Such Holder hereby, on its behalf and on behalf of any and all of its directors, officers, employees, agents, attorneys, representatives, limited partners or other investors, affiliates, predecessors, successors and assigns, unconditionally, irrevocably and absolutely releases and discharges the Company and its directors, officers, employees, agents, attorneys, representatives, affiliates, predecessors, successors and assigns from any and all causes of action, claims, demands, damages or liabilities whatsoever, both in law and in equity, in contract, tort or otherwise, which they may now have or may have at or after the Closing Date arising from the Company's nondisclosure of the Non-Public Information in connection with the transactions contemplated by this Agreement, in each case to the maximum extent permitted by law.

(i)Such Holder covenants that neither it nor any person acting on behalf of or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including "short sales," as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) prior to the later of the time that the transactions contemplated by this Agreement are publicly disclosed by the Company and the conclusion of the period over which the number of Shares is to be determined (the “Pricing Period”), and represents that no such person has engaged or will engage in such a short sale of, or stock pledge, forward sale or other transaction or arrangement with an effect similar to such a short sale with respect to, Common Stock from the date the parties commenced the negotiations leading to the execution of this Agreement and end of the Pricing Period. Such Holder has maintained, and covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company such Holder will maintain, the confidentiality of any disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(j)There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of such Holder who might be entitled to any fee or commission from the Company or such Holder upon consummation of the transactions contemplated by this Agreement.

SECTION 4. Representations And Warranties Of the Company. The Company
represents and warrants to each Holder, as of the date hereof and as of the date of delivery of the Shares, that:

(a)The Company is duly organized, validly existing and in good standing in the State of Delaware and the execution, delivery and performance by Company of this Agreement, and the consummation of the transactions contemplated hereby, are within the corporate powers of the Company and have been or will have been duly authorized by all necessary action on the part of the Company, and this Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official on the part of Company except such consents, approvals, authorizations, filings or registrations (x) as are specifically contemplated by this Agreement or (y) required by applicable law or other regulatory authority.

(c)The execution, delivery and performance by each Holder and the Company of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not violate (i) the certificate of incorporation or bylaws of the Company, (ii) any material agreement to which the Company is a party or by which the Company or any of its property or assets is bound, or (iii) any material law, rule, regulation, judgment, injunction, order or decree applicable to the Company.

(d)The Shares, when issued in exchange for the Exchanged Notes in accordance with this Agreement, will be duly and validly authorized and issued, fully-paid and non-assessable, free and clear of all encumbrances, liens, equities or claims. On or before the date of issuance of the Shares, the Shares shall have been authorized for listing on the New York Stock Exchange. The Shares will be freely tradeable and will be fungible in all respects with the Company’s existing shares of Common Stock and will not contain any restrictive legends.

(e)There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of the Company who would be entitled to any fee or commission from the Company or each Holder for soliciting the exchange upon consummation of the transactions contemplated by this Agreement.

SECTION 5. Exempt Transaction.

(a)Each Holder understands that the exchange of the Exchanged Notes for the Shares hereby is intended to be exempt from registration under Section 3(a)(9) of the

Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), which exemption depends upon, among other things, the accuracy of the such Holder’s representations expressed herein, and such Holder is not aware of any reason why such exemption is not available.

(b)Each Holder represents and warrants to the Company that it did not purchase the Exchanged Notes with a view to, or for sale in connection with, any distribution of the Shares issuable upon exchange of the Exchanged Notes.

(c)Each Holder represents and warrants to Company that (i) to the knowledge of such Holder, no commission or other remuneration has been or will be paid or given, directly or indirectly, for soliciting the transactions contemplated hereby and (ii) the Company did not, and to the knowledge of such Holder, no person acting on behalf of the Company did, solicit such Holder with respect to this disposition of the Exchanged Notes.

(d)Each Holder represents and warrants to Company that the Exchanged Notes do not constitute “restricted securities” as defined in Rule 144(a)(3) under the Securities Act.

(e)Each Holder understands that the Shares have not been registered under the Securities Act, and are being issued hereunder in reliance upon a specific exemption from the registration provisions of the Securities Act afforded by Section 3(a)(9) of the Securities Act. Under current interpretations of the SEC, securities that are obtained in a Section 3(a)(9) exchange assume the same character (i.e., restricted or unrestricted) as the securities that have been surrendered. To the extent that the Exchanged Notes are unrestricted securities, the Shares will be unrestricted securities.

(f)Each Holder represents and warrants to the Company that such Holder is not, as of the date hereof, and was not at any time during the three-month period preceding the date hereof, a director or executive officer of the Company or a subsidiary of the Company, a beneficial owner of 5% or more of the Common Stock, a holder of 5% or more of the voting power outstanding of the Company, or an affiliate of such director, executive officer, beneficial owner or holder, and such Holder did not otherwise have a relationship relating to the Company described in Rule 312.03(b) of the New York Stock Exchange Listed Company Manual.

SECTION 6. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail) and shall be given,

if to a Holder, as indicated on the signature page hereto,

if to Company to:

Bill Barrett Corporation
1099 18th Street, Suite 2300
Denver, Colorado 80202
Attention:
William M. Crawford (bcrawford@billbarrettcorp.com)
Kenneth A. Wonstolen (kwonstolen@billbarrettcorp.com)

with a copy to:

Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, Colorado 80202
Attention:
John Elofson (john.elofson@dgslaw.com)

or to such other address and with such other copies as such party may hereafter specify for the purpose of notice. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

SECTION 7. Confidentiality. Each of the Company and each Holder represents that it has not disclosed any information regarding discussions relating to this Agreement except to persons who have a need to know such information and are subject to requirements not to disclose any such information. Except as may be required by applicable law or regulatory requirement, no Holder shall disclose the existence or terms of this Agreement or any of the provisions contained herein without the prior written consent of the Company until the earlier of (x) the Closing Date, (y) five business days after the date of this Agreement or (z) public disclosure by the Company. Company shall provide each Holder a draft of any Form 8-K pursuant to which a copy of this Agreement will be attached as an exhibit in advance of such filing to give each Holder a reasonable amount of time to review and comment on the Form 8-K and shall consider any such comments in good faith.

SECTION 8. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

SECTION 10. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

SECTION 11. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

SECTION 12. Jurisdiction; WAIVER OF JURY TRIAL. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal or state court located in the Borough of Manhattan in The City of New York, New York in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than a Federal or state court located in the Borough of Manhattan in The City of New York, New York. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 13. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

SECTION 14. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

SECTION 15. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

SECTION 16. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

[Signature Page Follows]

If the foregoing is acceptable to you, please acknowledge your agreement by signing below in the space provided for your signature and returning an original copy hereof.

DATE:	December 4, 2017

BILL BARRETT CORPORATION

By:
	Name:	William M. Crawford
	Title:	Senior Vice President—Treasury and Finance

THE FOREGOING IS AGREED TO AN ACKNOWLEDGED BY:

Franklin Custodian Funds - Franklin Income Fund

By: Franklin Advisers, Inc., as investment adviser

Name:	Edward Perks
Title:	E.V.P., Portfolio Manager

Address for Notices to Holder pursuant Section 6:
One Franklin Parkway
San Mateo, CA 94403
Attention: Ed Perks - ed.perks@franklintempleton.com and Christopher Chen - chris.chen@franklintempleton.com

Title of debt securities ("Exchange Notes"):
CUSIP: 06846NAD6

Holder: Franklin Custodian Funds - Franklin Income Fund

Principal amount of Exchange Notes: $50,000,000.00

Number of shares of Common Stock to be issued in exchange: An amount equal to the Principal amount of Exchange Notes multiplied by 1.02 divided by the VWAP (as reported on Bloomberg) of BBG on December 6, 2017. Accrued but unpaid interest up to but not including the Closing Date, assuming a Closing Date of December 15, 2017.